UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 3, 2010

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(e)

The Compensation Committee of the Board of Directors of Magellan Health Services, Inc. (the “Company”) authorized the grant of stock options and restricted stock units to members of management pursuant to the Company’s 2008 Management Incentive Plan (the “2008 MIP”) on February 22, 2010, with such options and restricted stock units to be granted on March 3, 2010, pursuant to the Company’s equity award policy. On March 3, 2010, the Company issued stock options to Dr. René Lerer, Chairman and Chief Executive Officer, Karen S. Rohan, President, Jonathan N. Rubin, Chief Financial Officer, Daniel N. Gregoire, General Counsel, and Tina Blasi, President of National Imaging Associates, Inc. to purchase 172,021, 68,279, 47,784, 26,232 and 34,046 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), respectively, at an exercise price of $42.75 per share, vesting in three equal annual installments beginning on March 3, 2011. Vesting is conditional on continued service to the Company.   The vesting of the options may accelerate upon a change in control of the Company, as provided in the pertinent award notice. Such options have a term of ten years from the date of grant and are otherwise on terms and conditions included in the form of Stock Option Agreement and Notice of Stock Option Grant filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Mr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire, and Ms. Blasi also received grants of restricted stock units for 22,118, 8,779, 6,144, 3,373 and 4,377 shares of Common Stock.  Such restricted stock units vest in three equal annual installments beginning on March 3, 2011, provided that (i) the portion of the restricted stock unit awards which vest on March 3, 2011 shall not vest unless the Company has earnings per share for the year ended December 31, 2010 of at least $2.50 (“2010 EPS Target”), if the Company does not achieve the 2010 EPS Target in 2010, this tranche will vest if the Company achieves $2.50 of EPS in any subsequent year up to and including 2019, (ii) the portion of the restricted stock unit awards which vest on March 3, 2012 shall not vest unless the Company has earnings per share for the year ended December 31, 2011 of at least $2.65 per share (the “2011 EPS Target”), if the Company does not achieve the 2011 EPS Target in 2011, this tranche will vest if the Company achieves $2.65 of EPS in any subsequent year up to and including 2019, and (iii) the portion of the restricted stock unit awards which vest on March 3, 2013 shall not vest unless the Company has earnings per share for the year ended December 31, 2012 of at least $2.80 per share (the “2012 EPS Target”), if the Company does not achieve the 2012 EPS Target in 2012, this tranche will vest if the Company achieves $2.80 of EPS in any subsequent year up to and including 2019. Such restricted stock unit grants are otherwise on the terms and conditions included in the form of  Restricted Stock Unit Agreement and Notice of Restricted Stock Unit Award filed as Exhibits 10.3 and 10.4, respectively, to this Form 8-K.  The vesting of the restricted stock units may accelerate upon a change in control of the Company as provided in the pertinent award notice.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Form of Stock Option Agreement pursuant to the 2008 MIP.

10.2	Form of Notice of Stock Option Grant pursuant to the 2008 MIP.

10.3	Form of Restricted Stock Unit Agreement pursuant to the 2008 MIP.

10.4	Form of Notice of Restricted Stock Unit Award pursuant to the 2008 MIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: March 5, 2010	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer